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                                                                 Exhibit 10.9(b)


                             FIRST AMENDMENT TO THE
                                    BANC ONE
                  SUPPLEMENTAL EXECUTIVE SECURITY SAVINGS PLAN

         The following amendment is hereby made to the BANC ONE Supplemental Executive Savings Plan (the "Plan"), effective August 15, 1996.

         1. Section 2.4(a) shall be amended to delete the phrase: "Except within the 30-day period following the date the Supplemental Plan is initially extended to a Participant" so that the Section, as amended, shall read as follows:

                  "The election to defer 1%-6% of Compensation must be made before the beginning of the period of service for which the Compensation is earned."

         2. Section 3.2 shall be deleted in its entirety and replaced with the following new Section 3.2:

                  "SECTION 3.2 - ACCELERATION OF BENEFIT PAYMENTS. The Corporation, with the approval of the Personnel and Compensation Committee of the Board, may accelerate the payment of any amounts held in any Participant's account in the case of unforeseeable emergencies. An "unforeseeable emergency" is a severe financial hardship to the Participant or Beneficiary resulting from a sudden and unexpected illness or accident of the Participant or dependent of the Participant, loss of Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances which will constitute a "unforeseeable emergency" will depend upon the facts of each case, but in any case, payment will not be made to the extent that such hardship is or may be relieved: (a) Through reimbursement or compensation by insurance or otherwise; (b) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardships; or (c) By cessation of deferrals under the Plan. "Unforeseeable emergency" will not include the need to send the Participant's child to college or the desire to purchase a home. Any early distributions made under this
                  Section 3.2."

         3.       The remainder of said Plan shall be as stated.

                                                 BANC ONE CORPORATION

                                                 /s/ Roman J. Gerber
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                                                 Roman Gerber
                                                 Title: Ex VP & Sec
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